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                                  EXHIBIT 10.1

                           INCENTIVE STOCK OPTION PLAN
                          (Amended as of April 1, 1998)

         This Incentive Stock Option Plan of SVI Holdings, Inc., formerly known as Wilson Capital, Inc., a Nevada corporation ("Corporation") is dated November 29, 1989, and amended as of April 1, 1998. The purpose of this Plan is to help attract, keep and motivate superior personnel.

                                    ARTICLE I
                                    ---------
                             STOCK SUBJECT TO OPTION
                             -----------------------

         The total number of shares in the Corporation which may be issued under incentive stock options ("options") granted pursuant to this Plan is 1,500,000 common shares having $.0001 par value.

                                   ARTICLE II
                                   ----------
                      EMPLOYEES ELIGIBLE TO RECEIVE OPTIONS
                      -------------------------------------

         SECTION 2.1 ALL EMPLOYEES. All employees of the Corporation, its parent or subsidiaries, if any, shall be eligible to receive options to purchase stock under this Plan.

         SECTION 2.2 10% SHAREHOLDERS. Employees directly or indirectly owning more than 10% of the stock of the Corporation, its parent or subsidiaries, if any, shall be eligible to receive options to purchase stock under this Plan. For purposes of this Plan, an employee is considered to own those shares which are owned by his siblings, spouse, ancestors, and lineal descendants, and a proportionate amount of those shares owned by or for a corporation, partnership, estate or trust of which he is a shareholder, partner or beneficiary.

                                   ARTICLE III
                                  ------------
                            ANNUAL LIMIT ON OPTIONS
                            -----------------------

         Any employee receiving options under this Plan may receive options for stock having a fair market value of no more than $100,000 per calendar year. To the extent that the above limit exceeds the value of options granted to an employee in any calendar year, 50% of the excess for that individual employee may be carried over to the succeeding three calendar years.

                                   EXHIBIT IV
                                   ----------
                                  OPTION PRICE
                                  ------------

         SECTION 4.1 MINIMUM PRICE. The minimum option price for the purchase of any stock pursuant to an option granted under this Plan shall be 100% of the fair market value of the stock at the time the option is granted.

         SECTION 4.2 PRICE FOR 10% SHAREHOLDERS. The minimum option price for 10% Shareholders shall be at least 110% of the fair market value of the stock at the time the option is granted.

                                    ARTICLE V
                                    ---------
                                   OPTION LIFE
                                   -----------

         SECTION 5.1 TIME OF GRANT. All options granted under this Plan must he granted within ten years from the date the Board of Directors adopt this Plan, or the date the Shareholders approve this Plan, whichever is earlier.

         SECTION 5.2 TIME OF EXERCISE. An option granted under this Plan must provide that it is to be exercised within a period less than ten years after the date the option is granted. However, if an optionee directly or indirectly




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owns more than 10%, not including stock obtainable under the option, of the stock of the Corporation, its parent or subsidiaries, if any, the option must provide that it is to be exercised within a period less than five years after the date the option is granted.

         SECTION 5.3 SEQUENCE OF EXERCISE. An option may not be exercised while there is a prior outstanding incentive stock option issued by the Corporation, its parent or subsidiaries, if any. For purposes of this Section, an incentive stock option is treated as outstanding until it either has been exercised or has expired by lapse of time.

                                   ARTICLE VI
                                   ----------
                                EMPLOYMENT STATUS
                                -----------------

         All incentive stock options granted under this Plan must be granted in connection with an optionee's employment status. Employment by the Corporation, its parent or subsidiaries, if any, must continue from the time of the grant until three months before the option is exercised. However, if an optionee becomes disabled, an option may be exercised by a disabled employee up to twelve months after termination of employment.

                                   ARTICLE VII
                                   -----------
                                 HOLDING PERIOD
                                 --------------

         All shares of stock purchased by an employee pursuant to the exercise of an option granted under this Plan shall be eligible for the special tax treatment provided by Section 422A of the Internal Revenue Code of 1954, only if that employee does not dispose of those shares for at least two years after the option is granted and at least one year after the date the shares are transferred to the employee.

                                  ARTICLE VIII
                                  ------------
                               NONTRANSFERABILITY
                               ------------------

         Options granted under this Plan may not be assigned and may be transferred only by will or by laws of descent and distribution. During the employee's life, the options are exercisable only by him.

                                   ARTICLE IX
                                   ----------
                             ADMINISTRATION OF PLAN
                             ----------------------

         This Plan shall be administered by the Board of Directors of the Corporation or a Compensation Committee appointed by the Board of Directors. The Directors of the Corporation or the Compensation Committee shall have the exclusive power to select the employees to be granted options, the time at which an option may be granted, the number of Shares for which an option is granted, and the term of any option. In granting options, the Directors or the Compensation Committee may take into consideration the value of the services rendered by the employees, their present and potential contributions to the Corporation's success, and such other factors deemed relevant in accomplishing the purposes of this Plan. All decisions and determinations made by the Directors or the Compensation Committee shall be final and binding upon all parties, including the Corporation, its shareholders and its employees.

                                    ARTICLE X
                                    ---------
                                AMENDMENT OF PLAN
                                -----------------

         This Plan may be amended at any time by the Board of Directors without the approval of the Corporation's Shareholders, other than an amendment of the provisions regarding the number of optionable shares, the class of eligible employees, the minimum option prices, or the $100,000 ceiling on grants. If any provision of this Plan is determined to disqualify the options or shares which may be purchased upon exercise of the options granted under this Plan so that the special tax treatment provided by Section 422A is not available, then



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this Plan shall be deemed to be automatically amended so as to delete the disqualifying provision as if it had never been inserted in this Plan, and to incorporate by reference the modification necessary to qualify the options or shares under Section 422A.

         This Plan shall be effective as of the date and year first written above.